MACOM Reports Fiscal Third Quarter 2026 Financial Results

LOWELL, MA, August 6, 2026 – MACOM Technology Solutions Holdings, Inc. (“MACOM”) (Nasdaq: MTSI), a leading supplier of semiconductor products, today announced its financial results for its fiscal third quarter ended July 3, 2026.
Third Quarter Fiscal Year 2026 GAAP Results
•Revenue was $342.2 million, an increase of 35.8%, compared to $252.1 million in the previous year fiscal third quarter and an increase of 18.4% compared to $289.0 million in the prior fiscal quarter;
•Gross margin was 58.3%, compared to 55.3% in the previous year fiscal third quarter and 56.9% in the prior fiscal quarter;
•Income from operations was $77.1 million, or 22.5% of revenue, compared to income from operations of $37.7 million, or 14.9% of revenue, in the previous year fiscal third quarter and income from operations of $50.8 million, or 17.6% of revenue, in the prior fiscal quarter; and
•Net income was $100.7 million, or $1.28 per diluted share, compared to net income of $36.5 million, or $0.48 per diluted share, in the previous year fiscal third quarter, and net income of $46.3 million, or $0.60 per diluted share, in the prior fiscal quarter.

Third Quarter Fiscal Year 2026 Adjusted Non-GAAP Results
•Adjusted gross margin was 59.7%, compared to 57.6% in the previous year fiscal third quarter and 58.5% in the prior fiscal quarter;
•Adjusted income from operations was $107.7 million, or 31.5% of revenue, compared to adjusted income from operations of $63.5 million, or 25.2% of revenue, in the previous year fiscal third quarter and adjusted income from operations of $80.5 million, or 27.8% of revenue, in the prior fiscal quarter; and
•Adjusted net income was $109.8 million, or $1.40 per diluted share, compared to adjusted net income of $68.2 million, or $0.90 per diluted share, in the previous year fiscal third quarter and adjusted net income of $84.3 million, or $1.09 per diluted share, in the prior fiscal quarter.
Management Commentary
“The MACOM team continues to make excellent progress executing our growth strategy,” said Stephen G. Daly, President and Chief Executive Officer, MACOM.
Business Outlook
For the fiscal fourth quarter ending October 2, 2026, MACOM expects revenue to be in the range of $415 million to $425 million. Adjusted gross margin is expected to be between 60.0% and 61.0%, and adjusted earnings per diluted share is expected to be between $1.97 and $2.03 utilizing an anticipated non-GAAP income tax rate of 3% and 78.9 million fully diluted shares outstanding.
Conference Call
MACOM will host a conference call on Thursday, August 6, 2026, at 8:30 a.m. Eastern Time to discuss its fiscal third quarter 2026 financial results and business outlook. Investors and analysts may visit MACOM's Investor Relations website at https://ir.macom.com/events-webcasts to register for a user-specific access code for the live call or to access the live webcast. A replay of the call will be available within 24 hours and remain accessible by all interested parties for approximately 90 days.

About MACOM
MACOM designs and manufactures high-performance semiconductor products for the Industrial and Defense, Data Center and Telecommunications industries. MACOM services over 6,000 customers annually with a broad product portfolio that incorporates RF, Microwave, Analog and Mixed Signal and Optical semiconductor technologies. MACOM has achieved certification to the IATF16949 automotive standard, the AS9100D aerospace standard, the ISO9001 international quality standard and the ISO14001 environmental management standard. MACOM operates facilities across the United States, Europe, Asia and is headquartered in Lowell, Massachusetts.
Special Note Regarding Forward-Looking Statements
This press release and the associated earnings call contain forward-looking statements. These forward-looking statements include, among others, statements about MACOM’s strategic plans, priorities and long-term growth drivers, our ability to execute our long-term growth strategy, strengthen our position and drive market share gains and growth, our ability to develop new products and differentiated solutions, achieve market acceptance of those products and solutions and better address certain markets, expand our capabilities and extend our product offerings, including through our fabrication facility execution and continued improvements, our team’s capabilities and technologies and expansion and growth thereof and any potential financial benefits derived by and financial impact to MACOM therefrom, strength and competitiveness of new product introductions and technology portfolio expansion, including the anticipated rate of new product introductions and technology licensing and transfer activities, anticipated demand for our products, including backlog levels and book-to-bill trends, MACOM’s profitability, revenue targets, gross margin and operating margin improvements, end-market-specific revenue growth expectations, prospects and growth opportunities in our three primary markets, including the anticipated timing of production programs and associated revenues, the potential impact to our business of an economic downturn or recession, anticipated financial and business performance improvements, expectations regarding cash flow from operations and capital expenditures, our anticipated non-GAAP income tax rate and the expected impact of recent tax legislation thereon, MACOM’s strategic investment and other plans, including investments and agreements intended to further strengthen our supply chain and support our revenue growth, including the expected benefits of the Company’s recently completed investment in IQE plc, objectives, negotiation and finalization of a definitive agreement with, and receipt of, funding from the Federal and State governments, the estimated financial results for our 2026 fiscal fourth quarter and the stated business outlook and future results of operations.
These forward-looking statements reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including statements regarding our business outlook, strategic plans and priorities, expectations, anticipated drivers of future revenue growth, our plans for use of our cash and cash equivalents and short-term investments, interest rate and foreign currency risks, our ability to meet working capital requirements, estimates and objectives for future operations, our future results of operations and our financial position; and those other factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Discussion Regarding the Use of Historical and Forward-Looking Non-GAAP Financial Measures
In addition to United States Generally Accepted Accounting Principles (“GAAP”) reporting, MACOM provides investors with financial measures that have not been calculated in accordance with GAAP, such as: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP income from operations and operating margin, non-GAAP EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP diluted shares, non-GAAP income tax rate and non-GAAP interest income. In this release or elsewhere, we may alternatively refer to such non-GAAP measures as “adjusted” measures. This non-GAAP information excludes the effect, where applicable, of intangible amortization expense, share-based compensation expense, non-cash interest, net, acquisition and integration related costs, loss on debt extinguishment, and the tax effect of each non-GAAP adjustment.
Management believes these excluded items are not reflective of our underlying performance and uses these non-GAAP financial measures to: evaluate our ongoing operating performance and compare it against prior periods, make operating decisions, forecast future periods, evaluate potential acquisitions, compare our operating performance against peer companies and assess certain compensation programs. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate the results of our ongoing operations and enable more meaningful period-to-period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. We have not provided a reconciliation with respect to any forward-looking non-GAAP financial data presented because we do not have and cannot reliably estimate certain key inputs required to calculate the most comparable GAAP financial data, such as future acquisition costs, the possibility and impact of any litigation costs, changes in our GAAP effective tax rate and impairment charges. We believe these unknown inputs are likely to have a significant impact on any estimate of the comparable GAAP financial data.
Investors are cautioned against placing undue reliance on non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.
Additional information and management’s assessment regarding why certain items are excluded from our non-GAAP measures are summarized below:
Amortization Expense – is related to acquired intangible assets which are based upon valuation methodologies and are generally amortized over the expected life of the intangible asset at the time of acquisition, which may result in amortization amounts that vary over time. This non-cash expense is not considered by management in making operating decisions.
Share-Based Compensation Expense – includes share-based compensation expense for awards that are equity and liability classified on our balance sheet and the related employer tax expense at vesting. Share-based compensation expense is partially outside of our control due to factors such as stock price volatility and interest rates, which may be unrelated to our operating performance during the period in which the expense is incurred. It is an expense based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly between companies. Share-based compensation expense amounts are not considered by management in making operating decisions.
Non-cash Interest, Net – includes amounts associated with the amortization of certain fees associated with the establishment or amendment of our convertible notes that are being amortized over the life of the agreements. We believe these amounts are non-cash in nature, are not correlated to future business operations and do not reflect our ongoing operations.

Acquisition and Integration Related Costs – includes items such as professional fees, employee severance and other costs incurred in connection with acquisitions and integration specific activities which are not expected to have a continuing contribution to operations and the amortization of the fair market step-up value of acquired inventory and fixed assets. We believe the exclusion of these items is useful in providing management a basis to evaluate ongoing operating activities and strategic decision making.
Loss on Debt Extinguishment – includes loss on exchange of our convertible notes. This fiscal year 2025 loss is primarily non-cash and we do not believe this amount is reflective of our ongoing operations.
Gains/Losses on Investment Fair Value, Net – includes unrealized gains or losses recognized associated with long-term investments that are recorded at fair value. These gains and losses are driven by changes in the market value of the underlying investments, are generally noncash in nature, and may vary from period to period due to factors unrelated to our operating activities. We believe these amounts are not correlated with our ongoing operations and are not considered by management in making operating decisions.
Tax Effect of Non-GAAP Adjustments – includes adjustments to arrive at an estimate of our non-GAAP income tax rate associated with our non-GAAP income over a period of time. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors including our historical and forecast earnings by jurisdiction, discrete items, cash taxes paid in relation to our non-GAAP net income before income taxes and our ability to realize tax assets. We generally assess this non-GAAP income tax rate quarterly and have utilized 3% for our first three fiscal quarters of fiscal year 2026 and for our fiscal year 2025. Our historical effective income tax rate under GAAP has varied significantly from our non-GAAP income tax rate due primarily to income taxed in foreign jurisdictions at generally lower tax rates, research and development tax credits and acquisition expenses. We believe it is beneficial for management to review our non-GAAP income tax rate on a consistent basis over periods of time. Items such as those noted above may have a significant impact on our GAAP income tax expense and associated effective tax rate over time.
Adjusted EBITDA – is a calculation that adds depreciation expense to our adjusted income from operations. Management reviews and utilizes this measure for operational analysis purposes. We believe competitors and others in the financial industry also utilize this measure for analysis purposes.
Incremental Shares – is the number of potential shares of common stock issuable upon the exercise of stock options, restricted stock, restricted stock units and conversion of convertible debt which were not included in the calculation of our GAAP diluted shares. We believe competitors and others in the financial industry utilize this non-GAAP measure for analysis purposes.

* * *
Company Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti
Senior Vice President, Corporate Development and Investor Relations
P: 978-656-2977
E: stephen.ferranti@macom.com

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	July 3, 2026	April 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025

Revenue	$342,237	$288,955	$252,079	$902,804	$706,088
Cost of revenue	142,685	124,522	112,643	387,040	319,387
Gross profit	199,552	164,433	139,436	515,764	386,701
Operating expenses:
Research and development	74,305	68,983	63,380	209,747	181,586
Selling, general and administrative	48,132	44,619	38,396	134,774	115,058
Total operating expenses	122,437	113,602	101,776	344,521	296,644
Income from operations	77,115	50,831	37,660	171,243	90,057
Other income (expense):
Interest income	6,676	7,759	7,598	22,425	21,837
Interest expense	(1,484)	(1,667)	(1,178)	(4,849)	(3,723)
Gain on investment fair value	41,543	—	—	41,543	—
Loss on extinguishment of debt	—	—	—	—	(193,098)
Total other income (expense)	46,735	6,092	6,420	59,119	(174,984)
Income (loss) before income taxes	123,850	56,923	44,080	230,362	(84,927)
Income tax expense	23,142	10,592	7,546	34,556	14,403
Net income (loss)	$100,708	$46,331	$36,534	$195,806	$(99,330)

Net income (loss) per share:
Income (loss) per share - Basic	$1.32	$0.62	$0.49	$2.59	$(1.35)
Income (loss) per share - Diluted	$1.28	$0.60	$0.48	$2.52	$(1.35)
Weighted average common shares:
Shares - Basic	76,331	75,283	74,427	75,479	73,828
Shares - Diluted	78,409	77,555	75,864	77,561	73,828

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	July 3, 2026	October 3, 2025

ASSETS
Current assets:
Cash and cash equivalents	$89,604	$112,142
Short-term investments	573,426	673,833
Accounts receivable, net	179,147	148,646
Inventories	281,518	237,844
Prepaid and other current assets	48,578	32,623
Total current assets	1,172,273	1,205,088
Property and equipment, net	246,308	230,291
Goodwill and intangible assets, net	396,963	414,885
Deferred income taxes	181,993	207,999
Long-term investments	102,132	—
Other long-term assets	47,100	45,097
Total assets	$2,146,769	$2,103,360
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$340,465	$160,946
Accounts payable	72,823	67,588
Accrued liabilities	88,218	96,585
Total current liabilities	501,506	325,119
Finance lease obligations, less current portion	29,980	30,504
Financing obligation	36,558	37,014
Long-term debt obligations	—	339,630
Other long-term liabilities	37,950	43,998
Total liabilities	605,994	776,265
Stockholders’ equity	1,540,775	1,327,095
Total liabilities and stockholders’ equity	$2,146,769	$2,103,360

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Nine Months Ended
	July 3, 2026	July 4, 2025

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$195,806	$(99,330)
Depreciation and intangible asset amortization	46,669	45,646
Share-based compensation	65,873	61,593
Deferred income taxes	26,915	53
Gain on investment fair value	(41,543)	—
Loss on extinguishment of debt	—	193,098
Other adjustments, net	(2,619)	(1,068)
Accounts receivable	(30,502)	(22,829)
Inventories	(43,816)	(20,638)
Accrued and other liabilities	(10,140)	(4,781)
Change in other operating assets and liabilities	(5,093)	13,988
Net cash provided by operating activities	201,550	165,732
CASH FLOWS FROM INVESTING ACTIVITIES:
Sales, purchases and maturities of investments	97,391	(171,333)
Purchases of long-term investments	(60,588)	—
Purchases of property and equipment	(46,889)	(22,332)
Purchases of software licenses and licensed technology	(8,857)	(9,822)
Other investing	2,501	(1,210)
Purchase of property under financing arrangement	—	(28,750)
Acquisition of business, net	—	(12,684)
Net cash used in investing activities	(16,442)	(246,131)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of convertible notes	(161,151)	—
Payments on finance leases and other financing activities	(2,318)	(942)
Proceeds from stock options and employee stock purchases	11,549	10,209
Common stock withheld for taxes on employee equity awards	(55,575)	(42,684)
Proceeds from convertible notes	—	86,629
Proceeds from financing arrangement	—	28,750
Payments for fee on convertible note exchange and debt issuance costs	—	(23,166)
Net cash (used in) provided by financing activities	(207,495)	58,796
Foreign currency effect on cash	(151)	263
NET CHANGE IN CASH AND CASH EQUIVALENTS	(22,538)	(21,340)
CASH AND CASH EQUIVALENTS — Beginning of period	112,142	146,806
CASH AND CASH EQUIVALENTS — End of period	$89,604	$125,466

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended						Nine Months Ended
	July 3, 2026		April 3, 2026		July 4, 2025		July 3, 2026		July 4, 2025
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$199,552	58.3	$164,433	56.9	$139,436	55.3	$515,764	57.1	$386,701	54.8
Amortization expense	1,622	0.5	1,623	0.6	3,349	1.3	4,866	0.5	10,024	1.4
Share-based compensation expense	2,803	0.8	2,716	0.9	2,058	0.8	8,313	0.9	7,321	1.0
Acquisition and integration related costs	270	0.1	269	0.1	355	0.1	817	0.1	2,105	0.3
Adjusted gross profit (Non-GAAP)	$204,247	59.7	$169,041	58.5	$145,198	57.6	$529,760	58.7	$406,151	57.5

	Three Months Ended						Nine Months Ended
	July 3, 2026		April 3, 2026		July 4, 2025		July 3, 2026		July 4, 2025
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Operating expenses - GAAP	$122,437	35.8	$113,602	39.3	$101,776	40.4	$344,521	38.2	$296,644	42.0
Amortization expense	(1,713)	(0.5)	(1,713)	(0.6)	(1,618)	(0.6)	(5,275)	(0.6)	(6,412)	(0.9)
Share-based compensation expense	(21,708)	(6.3)	(21,905)	(7.6)	(17,510)	(6.9)	(67,448)	(7.5)	(60,730)	(8.6)
Acquisition and integration related costs	(2,483)	(0.7)	(1,395)	(0.5)	(966)	(0.4)	(4,177)	(0.5)	(2,093)	(0.3)
Adjusted operating expenses (Non-GAAP)	$96,533	28.2	$88,589	30.7	$81,682	32.4	$267,621	29.6	$227,409	32.2

	Three Months Ended						Nine Months Ended
	July 3, 2026		April 3, 2026		July 4, 2025		July 3, 2026		July 4, 2025
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Income from operations - GAAP	$77,115	22.5	$50,831	17.6	$37,660	14.9	$171,243	19.0	$90,057	12.8
Amortization expense	3,335	1.0	3,336	1.2	4,967	2.0	10,141	1.1	16,436	2.3
Share-based compensation expense	24,511	7.2	24,621	8.5	19,568	7.8	75,761	8.4	68,051	9.6
Acquisition and integration related costs	2,753	0.8	1,664	0.6	1,321	0.5	4,994	0.6	4,198	0.6
Adjusted income from operations (Non-GAAP)	$107,714	31.5	$80,452	27.8	$63,516	25.2	$262,139	29.0	$178,742	25.3

Depreciation expense	9,021	2.6	9,013	3.1	6,856	2.7	26,690	3.0	20,399	2.9
Adjusted EBITDA (Non-GAAP)	$116,735	34.1	$89,465	31.0	$70,372	27.9	$288,829	32.0	$199,141	28.2

	Three Months Ended						Nine Months Ended
	July 3, 2026		April 3, 2026		July 4, 2025		July 3, 2026		July 4, 2025
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Net income (loss) - GAAP	$100,708	29.4	$46,331	16.0	$36,534	14.5	$195,806	21.7	$(99,330)	(14.1)
Amortization expense	3,335	1.0	3,336	1.2	4,967	2.0	10,141	1.1	16,436	2.3
Share-based compensation expense	24,511	7.2	24,621	8.5	19,568	7.8	75,761	8.4	68,051	9.6
Non-cash interest, net	279	0.1	380	0.1	381	0.2	1,040	0.1	1,068	0.2
Acquisition and integration related costs	2,753	0.8	1,664	0.6	1,321	0.5	4,994	0.6	4,198	0.6
Loss on debt extinguishment	—	—	—	—	—	—	—	—	193,098	27.3
Gain on investment fair value, net	(41,543)	(12.1)	—	—	—	—	(41,543)	(4.6)	—	—
Tax effect of non-GAAP adjustments	19,746	5.8	7,984	2.8	5,436	2.2	26,133	2.9	8,465	1.2
Adjusted net income (Non-GAAP)	$109,789	32.1	$84,316	29.2	$68,207	27.1	$272,332	30.2	$191,986	27.2

	Three Months Ended						Nine Months Ended
	July 3, 2026		April 3, 2026		July 4, 2025		July 3, 2026		July 4, 2025
	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share
Net income (loss) - GAAP diluted	$100,708	$1.28	$46,331	$0.60	$36,534	$0.48	$195,806	$2.52	$(99,330)	$(1.35)

Adjusted net income (Non-GAAP)	$109,789	$1.40	$84,316	$1.09	$68,207	$0.90	$272,332	$3.51	$191,986	$2.54

	Three Months Ended			Nine Months Ended
	July 3, 2026	April 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
	Shares	Shares	Shares	Shares	Shares
Diluted shares - GAAP	78,409	77,555	75,864	77,561	73,828
Incremental shares	—	—	—	—	1,902
Adjusted diluted shares (Non-GAAP)	78,409	77,555	75,864	77,561	75,730

	Three Months Ended						Nine Months Ended
	July 3, 2026		April 3, 2026		July 4, 2025		July 3, 2026		July 4, 2025
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Interest income - GAAP	$6,676	2.0	$7,759	2.7	$7,598	3.0	$22,425	2.5	$21,837	3.1
Interest expense - GAAP	(1,484)	(0.4)	(1,667)	(0.6)	(1,178)	(0.5)	(4,849)	(0.5)	(3,723)	(0.5)
Non-cash interest expense	279	0.1	380	0.1	381	0.2	1,040	0.1	1,068	0.2
Adjusted interest income (Non-GAAP)	$5,471	1.6	$6,472	2.2	$6,801	2.7	$18,616	2.1	$19,182	2.7